--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

                                     PIONEER
                                     -------
                                     GROWTH
                                     SHARES

                                      MOMGX
                                  Ticker Symbol


                                   Semiannual
                                     Report

                                     6/30/07

                          [LOGO] PIONEER
                                 Investments(R)

Table of Contents
--------------------------------------------------------------------------------

Letter to Shareowners                                                        2
Portfolio Management Discussion                                              4
Portfolio Summary                                                            8
Prices and Distributions                                                     9
Performance Update                                                          10
Comparing Ongoing Fund Expenses                                             14
Schedule of Investments                                                     16
Financial Statements                                                        21
Notes to Financial Statements                                               30
Trustees, Officers and Service Providers                                    37

                                                                     President's

Dear Shareowner,
--------------------------------------------------------------------------------
Staying diversified and keeping your portfolio invested in the markets are two general investment principles that have served investors well over time. Those were particularly useful guides during the past year, as U.S. and global stock and bond markets grew strongly during the period.

In the first half of 2007, U.S. equity markets proved resilient in the face of a slowing economy. The Standard & Poor's 500 Stock Index set a record high in late May and returned 7% in the first half of the year. The Dow Jones Industrial Average returned 9%, building on a five-year bull market. International developed and emerging markets equities performed even better than U.S. equities, with the MSCI EAFE (developed market) Index returning 11% and the MSCI Emerging Markets Index returning 18% in the first half of 2007.

The general U.S. bond market, as measured by the Lehman Brothers Aggregate Bond Index, returned 1% in the first half, as rising bond yields produced price declines that partially offset income earned. The high yield market, as measured by the Merrill Lynch High Yield Bond Master II Index, returned 3%, reflecting its higher yields and continuing investor confidence in the strength of the U.S. economy.

The United States has enjoyed a cyclical recovery with strong economic growth. While the growth has slowed recently, we believe that continuing growth at a moderate rate appears to be more likely than a recession. Slowing growth was due in large part to a decline in the rate of new home construction and in part to the lagging effects of rising energy and commodity prices as well as rising short-term interest rates. Slowing economic activity is also due in part to the natural maturation of the cyclical expansion as U.S. factories approach full utilization and the labor market approaches full employment. This slowdown is therefore not entirely unwelcome, as it reduces the threat of higher inflation.

The Federal Reserve Board (the Fed) continues to highlight its commitment to keeping inflationary pressures contained. This is in keeping with "best practices" among the world's central banks: low and stable inflation is believed to be the best backdrop for stable economic growth and low average unemployment over the long term. Keeping inflation low is also an important support for stock and bond valuations, and so the Fed's policy is investor-friendly.

Letter

In Europe, solid GDP growth driven by a positive operating environment for European companies, especially those that are benefiting from strong export markets for their goods and services, is driving unemployment lower and supporting growing consumption. European inflationary pressures appear to be largely under control, with the European Central bank remaining strongly vigilant. Japanese economic growth continues to make progress, and the country has become a more attractive market as deflationary problems recede. Economic growth in emerging market countries remains faster than in the developed world as they continue to "catch up." Leading the way is China, which continues its rise as a world economic power.

Looking forward, we believe that the overall climate for equity investors generally will continue to be positive, although valuations are less attractive than they were a year ago, and a correction after a period of strong performance is possible. Rising yields have depressed year-to-date bond returns, but increased the attractiveness of bonds looking forward.

Sudden swings in the markets are always to be expected. Just as staying diversified and invested are important investment principles, it is also important to pay attention to asset allocation. As always, we encourage shareholders to work closely with their financial advisor to find the mix of stocks, bonds and money market assets that is aligned to their particular risk tolerance and investment objective.

Respectfully,

/s/ Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Pioneer Growth Shares
--------------------------------------------------------------------------------
PORTFOLIO MANAGEMENT DISCUSSION 6/30/07
--------------------------------------------------------------------------------

The domestic equity market provided solid results over the first half of 2007, supported by brisk corporate profit growth surpassing general expectations. Investments in large company stocks did particularly well for the six months, despite two bouts of market declines caused partly by fears about the effects of problems in the subprime mortgage industry. In the following interview, Andrew Acheson and Timothy Mulrenan, co-managers of the Fund's portfolio, discuss the market and the factors that influenced Fund performance during the six months ended June 30, 2007. They have managed the Fund since January 16, 2007.

Q:   How did the Fund perform during the first half of 2007?

A: The Fund did very well. Pioneer Growth Shares Class A shares generated a total return of 8.87%, at net asset value, for the six months ended June 30, 2007, outpacing both its market benchmark and the competitive funds average. For the same period, the Russell 1000 Growth Index posted 8.13% while the average return of the 741 funds in Lipper's Large Cap Growth Fund category was 7.58%.

     Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

     The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Q:   What were the principal factors that contributed to the Fund's performance?

A: The year started off well, with stocks continuing the rally that began in the summer of 2006. However, beginning in late February, equity prices suffered a sharp, three-week price drop. The primary cause was fear that problems in the subprime mortgage market might spread to the overall market, but a decline in the Chinese equity market also contributed to fears about the global economy. However, investors recovered confidence again in mid-March, and equities performed very well again through the end of

Pioneer Growth Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     May. The major force driving the market higher was the encouraging profitability of U.S. corporations. Earnings reported for both the final quarter of 2006 and the first quarter of 2007 were well above expectations, as corporations showed their ability to improve their operating results even as growth in the overall economy appeared to be decelerating. Average corporate earnings for the first quarter of 2007, for example, were 9.5% higher than a year earlier, far above the 3.5% increase anticipated by market analysts. However, the overall upward trajectory of stock prices was interrupted in June, the final month of the period. Again the primary factor was fear about the subprime mortgage market. The immediate catalyst for the June correction was news that two hedge funds that had invested in subprime mortgages were in serious financial trouble.

     Despite the two interruptions in the rally, the six-month period was very favorable for investors in large-cap stocks. While the main driver of the stock market advance was corporate profitability, stock prices also were supported by widespread corporate stock buy-back activity. In addition, many companies doing business in the global economy benefited from weakness in the U.S. dollar, which helped increase the profitability of business in other markets.

Q:   What types of investments most influenced Fund performance?

A: Stock selection was the primary driver of performance, with particularly good results in the consumer staples, financials, information technology and industrials sectors helping results. A slight relative emphasis on energy helped, as did the de-emphasis of consumer discretionary stocks. Within consumer staples, the biggest boost came from our investment in Winn-Dixie, the Southern regional grocery chain that emerged from bankruptcy protection in November 2006. Restructured, the company had re-entered the public market at a very attractive stock price, which almost doubled by the end of the period. Another major contributor was Teva Pharmaceuticals, the Israeli-based pharmaceutical company. The largest generic drug manufacturer in the world, Teva repeatedly surpassed sales and earnings expectations, and its pipeline of products continued to offer potential for future gains.

Pioneer Growth Shares
--------------------------------------------------------------------------------
PORTFOLIO MANAGEMENT DISCUSSION 6/30/07                            (continued)
--------------------------------------------------------------------------------

     Three information technology holdings also did very well. Corning, a major manufacturer of flat-screen LCD panels for televisions sets, computer monitors and smaller, hand-held communications devices, showed strong earnings improvement during the period. It benefited from improvements in pricing for flat-screen panels after problems occurred in 2006 when supply temporarily exceeded demand. Juniper Networks also performed very well based on a successful launch of new router products for communications networks. Another tech holding that did very well was Texas Instruments, whose results improved as demand for semi-conductor components accelerated. Contributing, too, was Marathon Oil, benefiting from increasing oil prices and expanding profits in the refining business.

     Despite the good performance overall, we did have some detractors from results. Biotechnology company Amgen was victim to several problems, including questions surrounding its Epogen product, which had been a strong source of earnings. Boston Scientific, another health care holding, fell in value because of questions about its drug-eluding stents used in cardiac treatment. Finally, technology manufacturer Motorola lost market share in the fiercely competitive cell phone market as it failed to have a successful strategy following up on the early success of its Razr Phone. We reduced our positions in all three companies during the reporting period.

Q:   What is your investment outlook?

A: We remain optimistic about prospects in the market. Despite the advances in stock prices in recent months, prices in the overall market still appear reasonable by historical standards. Inflation remains under control, and the Federal Reserve Board continues to be vigilant over the economy. We anticipate that corporate earnings may very well continue to surpass the results expected by the general market. Moreover, after a period of slowing, we believe that growth in Gross Domestic Product should begin to reaccelerate in the second half of 2007, giving further support to corporate earnings. The primary cause of concern remains the subprime mortgage industry. If its problems were to begin to spread to the general mortgage industry, the impact to the economy could be more serious. But as we enter the second half of the year, the

Pioneer Growth Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     rest of the economy appears to be performing well. Even commercial construction activity is robust, resisting the problems in the residential construction industry. Corporations are reinvesting in their businesses, cash flows are improving, and many companies are increasing their dividend payouts or buying back their shares from the market. Moreover, inflation appears to be within the range with which the Federal Reserve Board is comfortable. We don't anticipate any major changes in monetary policy from the nation's central bank - unless the weakness in the subprime mortgage industry becomes contagious in the general economy.

     Overall, we think the prospects are good for continued good results in the stock market for the remainder of 2007.

Investing in foreign and/or emerging markets securities involves risks relating to interest rates, currency exchange rates, economic, and political conditions. At times, the fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These opinions should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Pioneer Growth Shares
--------------------------------------------------------------------------------
PORTFOLIO SUMMARY 6/30/07
--------------------------------------------------------------------------------

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE DATA IS A REPRESENTATION OF A PIE CHART IN THE PRINTED MATERIAL]

U.S. Common Stocks                              91.2%
Depositary Receipts for International Stocks     6.7%
Temporary Cash Investment                        2.1%

Sector Distribution
--------------------------------------------------------------------------------
(As a percentage of equity holdings)

[THE DATA IS A REPRESENTATION OF A PIE CHART IN THE PRINTED MATERIAL]

Information Technology                          33.9%
Health Care                                     17.6%
Industrials                                     13.6%
Consumer Staples                                11.4%
Consumer Discretionary                          11.0%
Financials                                       7.3%
Energy                                           5.2%

10 Largest Holdings*
--------------------------------------------------------------------------------
(As a percentage of equity holdings)

    1.   Cisco Systems, Inc.                      4.90%
    2.   Microsoft Corp.                          4.88
    3.   Texas Instruments, Inc.                  4.00
    4.   General Electric Co.                     3.65
    5.   Procter & Gamble Co.                     3.40
    6.   Corning, Inc.                            3.37
    7.   Juniper Networks, Inc.                   3.27
    8.   Teva Pharmaceutical Industries, Ltd.     3.24
    9.   United Technologies Corp.                3.14
   10.   CVS Corp.                                3.08

* This list excludes temporary cash and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.

Pioneer Growth Shares
--------------------------------------------------------------------------------
PRICES AND DISTRIBUTIONS
--------------------------------------------------------------------------------

Net Asset Value Per Share
--------------------------------------------------------------------------------

   Class                  6/30/07              12/31/06
   -----                  -------              --------
     A                    $14.85                $13.64
     B                    $13.26                $12.25
     C                    $13.47                $12.42
     Y                    $15.81                $14.48

                          2/1/07               12/31/07
                          ------               --------
     R                    $ -                   $ -

Distributions Per Share
--------------------------------------------------------------------------------

                                         1/1/07 - 6/30/07
                       -------------------------------------------------------
                           Net
                       Investment           Short-Term            Long-Term
   Class                 Income           Capital Gains         Capital Gains
   -----               ----------         -------------         -------------
     A                     $ -                  $ -                  $ -
     B                     $ -                  $ -                  $ -
     C                     $ -                  $ -                  $ -
     Y                     $ -                  $ -                  $ -

                                        1/1/07 - 2/1/07
                       -------------------------------------------------------
                           Net
                       Investment           Short-Term             Long-Term
                         Income           Capital Gains          Capital Gains
                       ----------         -------------          -------------
     R                    $ -                  $ -                    $ -

Pioneer Growth Shares
--------------------------------------------------------------------------------
PERFORMANCE UPDATE 6/30/07                                        CLASS A SHARES
--------------------------------------------------------------------------------

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Growth Shares at public offering price, compared to that of the Russell 1000 Growth Index.

------------------------------------------------------
Average Annual Total Returns
(As of June 30, 2007)
                          Net Asset    Public Offering
Period                   Value (NAV)     Price (POP)
 10 Years                    2.45%         1.85%
 5 Years                     7.59          6.32
 1 Year                     22.32         15.30
------------------------------------------------------
Expense Ratio
(Per prospectus dated May 1, 2007)

                             Gross           Net
                             1.42%          1.42%
------------------------------------------------------

[THE DATA IS A REPRESENTATION OF A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

             Pioneer Growth        Russell 1000
                 Shares            Growth Index
6/97            $ 9,425               $10,000
                 13,282                13,139
6/99             15,829                16,722
                 15,183                21,013
6/01             12,641                13,412
                  8,333                 9,859
6/03              8,333                10,149
                  9,109                11,964
6/05              9,593                12,165
                  9,821                12,909
6/07             12,013                15,367

-------------------------------
Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 5.75% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell 1000 Growth Index measures the performance of large-cap U.S. growth stocks. Companies in this index tend to exhibit higher price-to-book and price-to-earnings ratios, lower dividend yields and higher forecasted growth values than the value universe. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an Index.

Pioneer Growth Shares
--------------------------------------------------------------------------------
PERFORMANCE UPDATE 6/30/07                                        CLASS B SHARES
--------------------------------------------------------------------------------

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Growth Shares, compared to that of the Russell 1000 Growth Index.

------------------------------------------------
Average Annual Total Returns
(As of June 30, 2007)
                            If          If
Period                     Held      Redeemed
 10 Years                  1.56%       1.56%
 5 Years                   6.54        6.54
 1 Year                   21.10       17.10
------------------------------------------------
 Expense Ratio
 (Per prospectus dated May 1, 2007)

                           Gross        Net
                           2.41%       2.41%
------------------------------------------------

[THE DATA IS A REPRESENTATION OF A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

             Pioneer Growth        Russell 1000
                 Shares            Growth Index

6/97            $10,000               $10,000
                 13,973                13,139
6/99             16,518                16,722
                 15,722                21,013
6/01             12,992                13,412
                  8,503                 9,859
6/03              8,423                10,149
                  9,110                11,964
6/05              9,515                12,165
                  9,638                12,909
6/07             11,671                15,367

-------------------------------
Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

"If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. "If Redeemed" returns reflect the deduction of applicable contingent deferred sales charge
(CDSC). Effective December 1, 2004, the period during which a CDSC is applied to withdrawals was shortened to 5 years. The maximum CDSC for Class B shares continues to be 4%. For more complete information, please see the prospectus for details. Note: Shares purchased prior to December 1, 2004 remain subject to the CDSC in effect at the time you purchased those shares. For performance information for shares purchased prior to December 1, 2004, please visit www.pioneerinvestments.com/bshares.

All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell 1000 Growth Index measures the performance of large-cap U.S. growth stocks. Companies in this index tend to exhibit higher price-to-book and price-to-earnings ratios, lower dividend yields and higher forecasted growth values than the value universe. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an Index.

Pioneer Growth Shares
--------------------------------------------------------------------------------
PERFORMANCE UPDATE 6/30/07                                        CLASS C SHARES
--------------------------------------------------------------------------------

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Growth Shares, compared to that of the Russell 1000 Growth Index.

---------------------------------------------
Average Annual Total Returns
(As of June 30, 2007)
                            If          If
Period                     Held      Redeemed
 10 Years                  1.66%       1.66%
 5 Years                   6.70        6.70
 1 Year                   21.57       21.57
---------------------------------------------
 Expense Ratio
 (Per prospectus dated May 1, 2007)

                           Gross        Net
                           2.19%       2.19%
---------------------------------------------

[THE DATA IS A REPRESENTATION OF A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

             Pioneer Growth        Russell 1000
                 Shares            Growth Index
6/97            $10,000               $10,000
                 13,991                13,139
6/99             16,555                16,722
                 15,747                21,013
6/01             13,015                13,412
                  8,525                 9,859
6/03              8,446                10,149
                  9,155                11,964
6/05              9,566                12,165
                  9,698                12,909
6/07             11,789                15,367

-------------------------------
Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). The performance of Class C shares does not reflect the 1% front-end sales charge in effect prior to February 1, 2004. If you paid a 1% sales charge, your returns would be lower than those shown above. "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell 1000 Growth Index measures the performance of large-cap U.S. growth stocks. Companies in this index tend to exhibit higher price-to-book and price-to-earnings ratios, lower dividend yields and higher forecasted growth values than the value universe. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an Index.

Pioneer Growth Shares
--------------------------------------------------------------------------------
PERFORMANCE UPDATE 6/30/07                                        CLASS Y SHARES
--------------------------------------------------------------------------------

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Growth Shares, compared to that of the Russell 1000 Growth Index.

---------------------------------------------
Average Annual Total Returns
(As of June 30, 2007)
                            If          If
Period                     Held      Redeemed
 10 Years                  3.15%       3.15%
 5 Years                   8.35        8.35
 1 Year                   23.13       23.13
---------------------------------------------
 Expense Ratio
 (Per prospectus dated May 1, 2007)
                           Gross        Net
                           0.72%       0.72%
---------------------------------------------

[THE DATA IS A REPRESENTATION OF A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

             Pioneer Growth        Russell 1000
                 Shares            Growth Index
6/97            $10,000               $10,000
                 14,097                13,139
6/99             16,870                16,722
                 16,417                21,013
6/01             13,766                13,412
                  9,129                 9,859
6/03              9,197                10,149
                 10,121                11,964
6/05             10,741                12,165
                 11,070                12,909
6/07             13,630                15,367

-------------------------------
Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Performance for periods prior to the inception of Class Y shares reflects the NAV performance of the Fund's Class A shares. The performance does not reflect differences in expenses, including the Rule 12b-1 fees applicable to Class A shares. Since fees for Class A shares are generally higher than those of Class Y shares, the performance shown for Class Y shares prior to their inception would have been higher. Class Y shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Russell 1000 Growth Index measures the performance of large-cap U.S. growth stocks. Companies in this index tend to exhibit higher price-to-book and price-to-earnings ratios, lower dividend yields and higher forecasted growth values than the value universe. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an Index.

Pioneer Growth Shares
--------------------------------------------------------------------------------
COMPARING ONGOING FUND EXPENSES
--------------------------------------------------------------------------------

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2)  transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables

Actual Expenses

The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

1. Divide your account value by $1,000 Example: an $8,600 account value [divided by] $1,000 = 8.6

2. Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Growth Shares

Based on actual returns from January 1, 2007 through June 30, 2007**

Share Class               A             B             C             R             Y
---------------------------------------------------------------------------------------
Beginning Account     $1,000.00     $1,000.00     $1,000.00     $1,000.00     $1,000.00
Value On 1/1/07

Ending Account        $1,088.70     $1,082.50     $1,084.50     $1,026.70     $1,091.90
Value On 6/30/07**

Expenses Paid         $    7.30     $   12.96     $   11.27     $    1.83     $    4.05
During Period*

* Expenses are equal to the Fund's annualized expense ratio of 1.41%, 2.51%, 2.18%, 2.06% and 0.78%, for Class A, Class B, Class C, Class R and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period) (32/365 for Class R shares).

**   2/1/07 for Class R shares.

Pioneer Growth Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Growth Shares

Based on a hypothetical 5% return per year before expenses, reflect ing the period from January 1, 2007 through June 30, 2007**

Share Class               A             B             C             R             Y
----------------------------------------------------------------------------------------
Beginning Account     $1,000.00     $1,000.00     $1,000.00     $1,000.00     $1,000.00
Value On 1/1/07

Ending Account        $1,017.80     $1,012.35     $1,013.98     $1,002.58     $1,020.93
Value On 6/30/07**

Expenses Paid         $    7.05     $   12.52     $   10.89     $    1.81     $    3.91
During Period*

* Expenses are equal to the Fund's annualized expense ratio of 1.41%, 2.51%, 2.18%, 2.06% and 0.78%, for Class A, Class B, Class C, Class R and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period) (32/365 for Class R shares).

**   2/1/07 for Class R shares.

Pioneer Growth Shares
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 6/30/07 (unaudited)
--------------------------------------------------------------------------------

  Shares                                                                  Value
              COMMON STOCKS - 99.5%
              Energy - 5.1%
              Integrated Oil & Gas - 5.1%
 131,900      ConocoPhillips                                       $ 10,354,150
 118,900      Repsol SA (A.D.R.) (b)                                  4,601,430
 172,800      USX-Marathon Group, Inc.                               10,361,088
                                                                   ------------
                                                                   $ 25,316,668
                                                                   ------------
              Total Energy                                         $ 25,316,668
                                                                   ------------
              Capital Goods - 13.5%
              Aerospace & Defense - 5.9%
 107,100      Honeywell International, Inc.                        $  6,027,588
  76,600      L-3 Communications Holdings, Inc.                       7,460,074
 217,000      United Technologies Corp.                              15,391,810
                                                                   ------------
                                                                   $ 28,879,472
                                                                   ------------
              Construction & Farm Machinery & Heavy Trucks -  1.2%
  75,300      Caterpillar, Inc.                                    $  5,895,990
                                                                   ------------
              Industrial Conglomerates - 6.4%
 159,600      3M Co.                                               $ 13,851,684
 467,700      General Electric Co.                                   17,903,556
                                                                   ------------
                                                                   $ 31,755,240
                                                                   ------------
              Total Capital Goods                                  $ 66,530,702
                                                                   ------------
              Consumer Durables & Apparel - 2.0%
              Footwear - 2.0%
 166,400      Nike, Inc.                                           $  9,699,456
                                                                   ------------
              Total Consumer Durables & Apparel                    $  9,699,456
                                                                   ------------
              Consumer Services - 1.3%
              Hotels, Resorts & Cruise Lines -  1.3%
 129,000      Carnival Corp.                                       $  6,291,330
                                                                   ------------
              Total Consumer Services                              $  6,291,330
                                                                   ------------
              Media - 1.5%
              Movies & Entertainment - 1.5%
 177,450      Viacom, Inc. (Class B)*                              $  7,387,244
                                                                   ------------
              Total Media                                          $  7,387,244
                                                                   ------------

16    The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  Shares                                                                  Value
              Retailing - 6.2%
              Apparel Retail - 4.2%
 161,100      Abercrombie & Fitch Co.                              $ 11,757,078
 334,600      TJX Companies, Inc.                                     9,201,500
                                                                   ------------
                                                                   $ 20,958,578
                                                                   ------------
              Home Improvement Retail - 2.0%
 244,600      Home Depot, Inc.                                     $  9,625,010
                                                                   ------------
              Total Retailing                                      $ 30,583,588
                                                                   ------------
              Food & Drug Retailing - 4.8%
              Drug Retail - 3.1%
 414,400      CVS Corp.                                            $ 15,104,880
                                                                   ------------
              Food Retail - 1.7%
 291,281      Winn-Dixie Stores, Inc.*                             $  8,534,533
                                                                   ------------
              Total Food & Drug Retailing                          $ 23,639,413
                                                                   ------------
              Food, Beverage & Tobacco - 3.2%
              Soft Drinks - 0.7%
  86,100      Fomento Economico Mexicano SA de C.V.                $  3,385,452
                                                                   ------------
              Tobacco - 2.5%
 174,100      Altria Group, Inc.                                   $ 12,211,374
                                                                   ------------
              Total Food, Beverage & Tobacco                       $ 15,596,826
                                                                   ------------
              Household & Personal Products - 3.4%
              Household Products - 3.4%
 272,500      Procter & Gamble Co.                                 $ 16,674,275
                                                                   ------------
              Total Household & Personal Products                  $ 16,674,275
                                                                   ------------
              Health Care Equipment & Services - 4.1%
              Health Care Equipment - 2.9%
 456,206      Boston Scientific Corp.*                             $  6,998,200
 139,300      Medtronic, Inc.                                         7,224,098
                                                                   ------------
                                                                   $ 14,222,298
                                                                   ------------
              Managed Health Care - 1.2%
 125,000      AETNA, Inc.                                          $  6,175,000
                                                                   ------------
              Total Health Care Equipment & Services               $ 20,397,298
                                                                   ------------


The accompanying notes are an integral part of these financial statements.   17

Pioneer Growth Shares
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 6/30/07 (unaudited)                        (continued)
--------------------------------------------------------------------------------

  Shares                                                                   Value
              Pharmaceuticals & Biotechnology - 13.3%
              Biotechnology - 3.0%
  85,600      Amgen, Inc.*                                          $  4,732,824
 258,400      Gilead Sciences, Inc.*                                  10,018,168
                                                                    ------------
                                                                    $ 14,750,992
                                                                    ------------
              Pharmaceuticals - 10.3%
 303,100      Bristol-Myers Squibb Co.                              $  9,565,836
 252,400      Eli Lilly & Co.                                         14,104,112
 185,800      Johnson & Johnson                                       11,448,996
 385,428      Teva Pharmaceutical Industries, Ltd.                    15,898,905
                                                                    ------------
                                                                    $ 51,017,849
                                                                    ------------
              Total Pharmaceuticals & Biotechnology                 $ 65,768,841
                                                                    ------------
              Diversified Financials - 7.3%
              Asset Management & Custody Banks - 3.5%
  84,600      Franklin Resources, Inc.                              $ 11,206,962
  59,400      Legg Mason, Inc.                                         5,843,772
                                                                    ------------
                                                                    $ 17,050,734
                                                                    ------------
              Consumer Finance - 2.6%
 210,600      American Express Co.                                  $ 12,884,508
                                                                    ------------
              Investment Banking & Brokerage - 1.2%
  73,100      Merrill Lynch & Co., Inc.                             $  6,109,698
                                                                    ------------
              Total Diversified Financials                          $ 36,044,940
                                                                    ------------
              Software & Services - 8.6%
              Internet Software & Services - 0.8%
 144,100      Yahoo! Inc.*                                          $  3,909,433
                                                                    ------------
              Systems Software - 7.8%
 297,400      Macrovision Corp.*                                    $  8,939,844
 812,500      Microsoft Corp.                                         23,944,375
 278,400      Oracle Corp.*                                            5,487,264
                                                                    ------------
                                                                    $ 38,371,483
                                                                    ------------
              Total Software & Services                             $ 42,280,916
                                                                    ------------

18    The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    Shares                                                                 Value
                Technology Hardware & Equipment - 16.2%
                Communications Equipment - 15.1%
   862,600      Cisco Systems, Inc.*                                $ 24,023,410
   646,900      Corning, Inc.*                                        16,528,295
    94,113      F5 Networks, Inc.*                                     7,585,508
   638,100      Juniper Networks, Inc.*                               16,060,977
   578,800      Motorola, Inc.                                        10,244,760
                                                                    ------------
                                                                    $ 74,442,950
                                                                    ------------
                Computer Hardware - 1.1%
   327,540      Palm, Inc.*(b)                                      $  5,243,915
                                                                    ------------
                Total Technology Hardware & Equipment               $ 79,686,865
                                                                    ------------
                Semiconductors - 9.1%
   144,100      Broadcom Corp.*                                     $  4,214,925
   478,100      Intel Corp.                                           11,359,656
   526,600      Marvell Technology Group, Ltd.*                        9,589,386
   521,500      Texas Instruments, Inc.                               19,624,045
                                                                    ------------
                                                                    $ 44,788,012
                                                                    ------------
                Total Semiconductors                                $ 44,788,012
                                                                    ------------
                TOTAL COMMON STOCKS
                (Cost $409,859,189)                                 $490,686,374
                                                                    ------------
                TEMPORARY CASH INVESTMENT - 2.2%
                Security Lending Collateral - 2.2%
10,633,717      Securities Lending Investment Fund, 5.28%           $ 10,633,717
                                                                    ------------
                TOTAL TEMPORARY CASH INVESTMENT
                (Cost $10,633,717)                                  $ 10,633,717
                                                                    ------------
                TOTAL INVESTMENT IN SECURITIES - 101.6%
                (Cost $420,492,906) (a)                             $501,320,091
                                                                    ------------
                OTHER ASSETS AND LIABILITIES - (1.6)%               $ (8,052,457)
                                                                    ------------
                TOTAL NET ASSETS - 100.0%                           $493,267,634
                                                                    ============


The accompanying notes are an integral part of these financial statements.   19

Pioneer Growth Shares
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 6/30/07 (unaudited)                        (continued)
--------------------------------------------------------------------------------

(A.D.R.) American Depositary Receipt

*        Non-income producing security

(a) At June 30, 2007, the net unrealized gain on investments based on cost for federal income tax purposes of $427,163,507 was as follows:

         Aggregate gross unrealized gain for all investments in which there is
         an excess of value over tax cost                                         $81,835,745
         Aggregate gross unrealized loss for all investments in which there is
         an excess of tax cost over value                                          (7,679,161)
                                                                                  -----------
         Net unrealized gain                                                      $74,156,584
                                                                                  ===========

(b)      At December 31, 2006, the following securities were out on loan:

          Shares        Security                                                       Value
         351,888        Palm, Inc.*                                               $ 5,633,726
         117,711        Repsol SA (A.D.R.)                                          4,555,416
                                                                                  -----------
                        Total                                                     $10,189,142
                                                                                  ===========

Purchases and sales of securities (excluding temporary cash investments) for the six months ended June 30, 2007 aggregated $72,078,928 and $130,994,759, respectively.


20    The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------
STATEMENT OF ASSETS AND LIABILITIES 6/30/07 (unaudited)
--------------------------------------------------------------------------------

ASSETS:
  Investment in securities (including securities loaned of
    $10,189,142) (cost $420,492,906)                          $501,320,091
  Cash                                                             616,862
  Receivables -
    Investment securities sold                                   2,417,885
    Fund shares sold                                                74,672
    Dividends, interest and foreign taxes withheld                 387,160
  Other                                                             47,473
                                                              ------------
     Total assets                                             $504,864,143
                                                              ------------
LIABILITIES:
  Payables -
    Fund shares repurchased                                   $    549,508
    Upon return of securities loaned                            10,633,717
  Due to affiliates                                                341,766
  Accrued expenses                                                  71,518
                                                              ------------
     Total liabilities                                        $ 11,596,509
                                                              ------------
NET ASSETS:
  Paid-in capital                                             $913,006,650
  Accumulated net investment loss                                 (976,833)
  Accumulated net realized loss on investments                (499,589,368)
  Net unrealized gain on investments                            80,827,185
                                                              ------------
     Total net assets                                         $493,267,634
                                                              ============
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
  Class A (based on $391,923,073/26,385,882 shares)           $      14.85
                                                              ============
  Class B (based on $67,546,719/5,092,598 shares)             $      13.26
                                                              ============
  Class C (based on $31,494,504/2,338,894 shares)             $      13.47
                                                              ============
  Class Y (based on $2,303,338/145,703 shares)                $      15.81
                                                              ============
MAXIMUM OFFERING PRICE:
  Class A ($14.85 [divided by] 94.25%)                        $      15.76
                                                              ============


The accompanying notes are an integral part of these financial statements.   21

Pioneer Growth Shares
-------------------------------------------------------------------------------
STATEMENT OF OPERATIONS (unaudited)
-------------------------------------------------------------------------------
For the Six Months Ended 6/30/07

INVESTMENT INCOME:
  Dividends (net of foreign taxes withheld of $32,271)   $2,986,261
  Interest                                                   33,592
  Income from securities loaned, net                         13,812
                                                         ----------
     Total investment income                                              $ 3,033,665
                                                                          -----------
EXPENSES:
  Management fees
    Basic Fee                                            $1,725,120
    Performance Adjustment                                    7,884
  Transfer agent fees and expenses
    Class A                                                 851,589
    Class B                                                 290,063
    Class C                                                  68,616
    Class R                                                     329
    Class Y                                                      75
  Distribution fees
    Class A                                                 425,848
    Class B                                                 373,781
    Class C                                                 159,649
    Class R                                                     187
  Administrative reimbursements                              55,450
  Custodian fees                                             12,245
  Registration fees                                          27,676
  Professional fees                                          32,559
  Printing expense                                           31,672
  Fees and expenses of nonaffiliated trustees                 6,819
  Miscellaneous                                              11,128
                                                         ----------
     Total expenses                                                       $ 4,080,690
     Less fees paid indirectly                                                (70,192)
                                                                          -----------
     Net expenses                                                         $ 4,010,498
                                                                          -----------
       Net investment loss                                                $  (976,833)
                                                                          -----------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
  Net realized loss on investments                                        $  (911,185)
                                                                          -----------
  Change in net unrealized gain on investments                            $41,424,695
                                                                          -----------
  Net gain on investments                                                 $40,513,510
                                                                          -----------
  Net increase in net assets resulting from operations                    $39,536,677
                                                                          ===========


22    The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------
For the Six Months Ended 6/30/07 and the Year Ended 12/31/06, respectively

                                                   Six Months
                                                     Ended              Year
                                                    6/30/07             Ended
                                                  (unaudited)         12/31/06
FROM OPERATIONS:
Net investment loss                              $    (976,833)    $   (2,139,271)
Net realized gain (loss) on investments               (911,185)        20,293,204
Change in net unrealized gain on investments        41,424,695         24,695,742
                                                 -------------     --------------
    Net increase in net assets resulting
     from operations                             $  39,536,677     $   42,849,675
                                                 -------------     --------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                 $  32,972,637     $   67,258,988
Cost of shares repurchased                         (87,101,597)      (180,949,791)
                                                 -------------     --------------
    Net decrease in net assets resulting from
     Fund share transactions                     $ (54,128,960)    $ (113,690,803)
                                                 -------------     --------------
    Net decrease in net assets                   $ (14,592,283)    $  (70,841,128)
NET ASSETS:
Beginning of period                                507,859,917        578,701,045
                                                 -------------     --------------
End of period                                    $ 493,267,634     $  507,859,917
                                                 =============     ==============
Accumulated net investment loss                  $    (976,833)    $            -
                                                 =============     ==============


The accompanying notes are an integral part of these financial statements.   23

Pioneer Growth Shares
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS                                (continued)
--------------------------------------------------------------------------------

                                  '07 Shares     '07 Amount       '06 Shares     '06 Amount
                                 (unaudited)     (unaudited)
CLASS A
Shares sold                        1,815,883    $ 27,059,433       4,151,464    $ 53,257,561
Conversion from Investor
  Class                                    -               -          65,512         894,900
Less shares repurchased           (3,748,542)    (52,876,580)     (8,140,126)    104,093,042)
                                  ----------    ------------      ----------    ------------
    Net decrease                  (1,932,659)   $(25,817,147)     (3,923,150)   $(49,940,581)
                                  ==========    ============      ==========    ============
CLASS B
Shares sold                          262,601    $  3,589,733         801,940    $  9,306,817
Less shares repurchased           (2,138,254)    (26,918,692)     (5,473,947)    (63,152,589)
                                  ----------    ------------      ----------    ------------
    Net decrease                  (1,875,653)   $(23,328,959)     (4,672,007)   $(53,845,772)
                                  ==========    ============      ==========    ============
CLASS C
Shares sold                          155,731    $  2,129,347         352,769    $  4,130,345
Less shares repurchased             (462,781)     (5,965,866)     (1,082,286)    (12,680,183)
                                  ----------    ------------      ----------    ------------
    Net decrease                    (307,050)   $ (3,836,519)       (729,517)   $ (8,549,838)
                                  ==========    ============      ==========    ============
INVESTOR CLASS
Conversion to Class A shares               -    $          -         (65,054)   $   (894,900)
Less shares repurchased                    -               -         (22,695)       (295,951)
                                  ----------    ------------      ----------    ------------
    Net decrease                           -    $          -         (87,749)   $ (1,190,851)
                                  ==========    ============      ==========    ============
CLASS R
Shares sold                              959    $     13,100           6,270    $     79,737
Less shares repurchased              (32,173)       (443,110)         (8,639)       (109,602)
                                  ----------    ------------      ----------    ------------
    Net decrease                     (31,214)   $   (430,010)         (2,369)   $    (29,865)
                                  ==========    ============      ==========    ============
CLASS Y
Shares sold                           11,561    $    181,024          35,582    $    484,528
Less shares repurchased              (60,679)       (897,349)        (46,221)       (618,424)
                                  ----------    ------------      ----------    ------------
    Net decrease                     (49,118)   $   (716,325)        (10,639)   $   (133,896)
                                  ==========    ============      ==========    ============


24    The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                        Six Months
                                                          Ended
                                                         6/30/07      Year Ended   Year Ended    Year Ended  Year Ended  Year Ended
                                                       (unaudited)     12/31/06     12/31/05      12/31/04    12/31/03  12/31/02 (a)
CLASS A
Net asset value, beginning of period                    $  13.64       $  12.52     $  12.13      $  11.42   $   9.05    $  13.90
                                                        --------       --------     --------      --------   --------    --------
Increase (decrease) from investment operations:
 Net investment income (loss)                           $  (0.01)      $  (0.02)    $  (0.03)     $   0.04   $  (0.04)   $  (0.04)
 Net realized and unrealized gain (loss) on investments     1.22           1.14         0.42          0.68       2.41       (4.81)
                                                        --------       --------     --------      --------   --------    --------
  Net increase (decrease) from investment operations    $   1.21       $   1.12     $   0.39      $   0.72   $   2.37    $  (4.85)
Distributions to shareowners:
 Net investment income                                         -              -        (0.00)(b)     (0.01)         -           -
                                                        --------       --------     --------      --------   --------    --------
Net increase (decrease) in net asset value              $   1.21       $   1.12     $   0.39      $   0.71   $   2.37    $  (4.85)
                                                        --------       --------     --------      --------   --------    --------
Net asset value, end of period                          $  14.85       $  13.64     $  12.52      $  12.13   $  11.42    $   9.05
                                                        ========       ========     ========      ========   ========    ========
Total return*                                               8.87%          8.95%        3.23%         6.29%     26.19%     (34.89)%
Ratio of net expenses to average net assets+                1.44%**        1.42%        1.40%         1.37%      1.45%       1.39%
Ratio of net investment income (loss) to average
 net assets+                                               (0.21)%**      (0.18)%      (0.27)%        0.35%     (0.42)%     (0.39)%
Portfolio turnover rate                                       29%**          60%          79%          194%        47%         88%
Net assets, end of period (in thousands)                $391,923       $386,403     $403,610      $475,096   $516,234    $452,070
Ratios with reductions for fees paid indirectly:
 Net expenses                                               1.41%**        1.40%        1.39%         1.37%      1.45%       1.38%
 Net investment income (loss)                              (0.18)%**      (0.16)%      (0.26)%        0.35%     (0.42)%     (0.38)%

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
**   Annualized
+    Ratio with no reduction for fees paid indirectly.
(a) The per share data presented above is based upon the average shares outstanding for the year presented.
(b)  Amount rounds to less than $0.01 cent per share.


   The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                       Six Months
                                                          Ended
                                                         6/30/07     Year Ended   Year Ended   Year Ended  Year Ended  Year Ended
                                                       (unaudited)    12/31/06     12/31/05     12/31/04    12/31/03    12/31/02
CLASS B
Net asset value, beginning of period                     $ 12.25       $ 11.35      $  11.11    $  10.54    $   8.43    $  13.07
                                                         -------       -------      --------    --------    --------    --------
Increase (decrease) from investment operations:
 Net investment loss                                     $ (0.09)      $ (0.17)     $  (0.16)   $  (0.06)   $  (0.14)   $  (0.27)
 Net realized and unrealized gain (loss) on investments     1.10          1.07          0.40        0.63        2.25       (4.37)
                                                         -------       -------      --------    --------    --------    --------
  Net increase (decrease) from investment operations     $  1.01       $  0.90      $   0.24    $   0.57    $   2.11    $  (4.64)
                                                         -------       -------      --------    --------    --------    --------
Net increase (decrease) in net asset value               $  1.01       $  0.90      $   0.24    $   0.57    $   2.11    $  (4.64)
                                                         -------       -------      --------    --------    --------    --------
Net asset value, end of period                           $ 13.26       $ 12.25      $  11.35    $  11.11    $  10.54    $   8.43
                                                         =======       =======      ========    ========    ========    ========
Total return*                                               8.25%         7.93%         2.16%       5.41%      25.03%     (35.50)%
Ratio of net expenses to average net assets+                2.55%**       2.41%         2.37%       2.27%       2.44%       2.26%
Ratio of net investment loss to average net assets+        (1.33)%**     (1.18)%       (1.25)%     (0.58)%     (1.41)%     (1.27)%
Portfolio turnover rate                                       29%**         60%           79%        194%         47%         88%
Net assets, end of period (in thousands)                 $67,547       $85,362      $132,109    $176,623    $213,481    $201,822
Ratios with reductions for fees paid indirectly:
 Net expenses                                               2.51%**       2.39%         2.35%       2.27%       2.43%       2.25%
 Net investment loss                                       (1.29)%**     (1.16)%       (1.23)%     (0.58)%     (1.40)%     (1.26)%

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
**   Annualized
+    Ratio with no reduction for fees paid indirectly.


   The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                       Six Months
                                                          Ended
                                                         6/30/07      Year Ended   Year Ended  Year Ended  Year Ended  Year Ended
                                                       (unaudited)     12/31/06     12/31/05    12/31/04    12/31/03    12/31/02
CLASS C
Net asset value, beginning of period                    $   12.42       $ 11.48      $ 11.23     $ 10.65     $  8.51     $ 13.18
                                                        ---------       -------      -------     -------     -------     -------
Increase (decrease) from investment operations:
 Net investment loss                                    $   (0.06)      $ (0.12)     $ (0.15)    $ (0.06)    $ (0.12)    $ (0.23)
 Net realized and unrealized gain (loss) on investments      1.11          1.06         0.40        0.64        2.26       (4.44)
                                                        ---------       -------      -------     -------     -------     -------
  Net increase (decrease) from investment operations    $    1.05       $  0.94      $  0.25     $  0.58     $  2.14     $ (4.67)
                                                        ---------       -------      -------     -------     -------     -------
Net increase (decrease) in net asset value              $    1.05       $  0.94      $  0.25     $  0.58     $  2.14     $ (4.67)
                                                        ---------       -------      -------     -------     -------     -------
Net asset value, end of period                          $   13.47       $ 12.42      $ 11.48     $ 11.23     $ 10.65     $  8.51
                                                        =========       =======      =======     =======     =======     =======
Total return*                                                8.45%         8.19%        2.23%       5.45%      25.15%     (35.43)%
Ratio of net expenses to average net assets+                 2.20%**       2.19%        2.31%       2.17%       2.32%       2.25%
Ratio of net investment loss to average net assets+         (0.97)%**     (0.95)%      (1.18)%     (0.46)%     (1.29)%     (1.26)%
Portfolio turnover rate                                        29%**         60%          79%        194%         47%         88%
Net assets, end of period (in thousands)                $  31,494       $32,853      $38,751     $49,881     $56,358     $45,651
Ratios with reductions for fees paid indirectly:
 Net expenses                                                2.18%**       2.18%        2.30%       2.17%       2.31%       2.24%
 Net investment loss                                        (0.95)%**     (0.94)%      (1.17)%     (0.46)%     (1.28)%     (1.25)%

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges.
     Total return would be reduced if sales charges were taken into account.
**   Annualized
+    Ratio with no reduction for fees paid indirectly.


   The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                             1/1/07 to
                                                             2/1/07 (d)      Year Ended    Year Ended    Year Ended   4/1/03 (a)
                                                            (unaudited)       12/31/06      12/31/05      12/31/04    to 12/31/03
CLASS R
Net asset value, beginning of period                           $13.50          $ 12.47        $12.12       $11.45       $ 9.26
                                                               ------          -------        ------       ------       ------
Increase (decrease) from investment operations:
 Net investment income (loss)                                  $(0.02)         $ (0.11)       $(0.06)      $ 0.07       $(0.00)(b)
 Net realized and unrealized gain on investments                 0.38             1.14          0.41         0.65         2.19
                                                               ------          -------        ------       ------       ------
  Net increase from investment operations                      $ 0.36          $  1.03        $ 0.35       $ 0.72       $ 2.19
Distributions to shareowners:
 Net investment income                                              -                -         (0.00)(b)    (0.05)           -
                                                               ------          -------        ------       ------       ------
Net increase in net asset value                                $ 0.36          $  1.03        $ 0.35       $ 0.67       $ 2.19
                                                               ------          -------        ------       ------       ------
Net asset value, end of period                                 $13.86          $ 13.50        $12.47       $12.12       $11.45
                                                               ======          =======        ======       ======       ======
Total return*                                                    2.67%            8.26%         2.90%        6.26%       23.65%(c)
Ratio of net expenses to average net assets+                     2.13%**          2.11%         1.72%        1.37%        1.18%**
Ratio of net investment income (loss) to average net assets+    (1.62)%**        (0.87)%       (0.59)%       1.01%       (0.11)%**
Portfolio turnover rate                                            29%**            60%           79%         194%          47%
Net assets, end of period (in thousands)                       $    -          $   421        $  419       $  295       $    4
Ratios with reductions for fees paid indirectly:
 Net expenses                                                    2.06%**          2.09%         1.70%        1.37%        1.18%**
 Net investment income (loss)                                   (1.55)%**        (0.85)%       (0.57)%       1.01%       (0.11)%**

(a)  Class R shares were first publicly offered on April 1,2003.
(b)  Amount rounds to less than $0.01 cent per share.
(c)  Return is not annualized.
(d)  Class R Shares ceased operations on February 1, 2007.
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at each end of each period.
+    Ratio with no reduction for fees paid indirectly.
**   Annualized


   The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                          Six Months
                                                            Ended
                                                           6/30/07    Year Ended   Year Ended   Year Ended   Year Ended   Year Ended
                                                         (unaudited)   12/31/06     12/31/05     12/31/04     12/31/03     12/31/02
CLASS Y
Net asset value, beginning of period                        $14.48      $13.19       $12.70       $11.95       $ 9.39      $ 14.34
                                                            ------      ------       ------       ------       ------      -------
Increase (decrease) from investment operations:
 Net investment income                                      $ 0.04      $ 0.07       $ 0.05       $ 0.13       $ 0.03      $  0.03
 Net realized and unrealized gain (loss) on investments       1.29        1.22         0.44         0.71         2.53        (4.98)
                                                            ------      ------       ------       ------       ------      -------
  Net increase (decrease) from investment operations        $ 1.33      $ 1.29       $ 0.49       $ 0.84       $ 2.56      $ (4.95)
Distributions to shareowners:
 Net investment income                                           -           -        (0.00)(a)    (0.09)           -            -
                                                            ------      ------       ------       ------       ------      -------
Net increase (decrease) in net asset value                  $ 1.33      $ 1.29       $ 0.49       $ 0.75       $ 2.56      $ (4.95)
                                                            ------      ------       ------       ------       ------      -------
Net asset value, end of period                              $15.81      $14.48       $13.19       $12.70       $11.95      $  9.39
                                                            ======      ======       ======       ======       ======      =======
Total return*                                                 9.19%       9.78%        3.88%        7.08%       27.26%      (34.52)%
Ratio of net expenses to average net assets+                  0.78%**     0.72%        0.73%        0.67%        0.71%        0.74%
Ratio of net investment income to average net assets+         0.44%**     0.52%        0.40%        1.02%        0.32%        0.24%
Portfolio turnover rate                                         29%**       60%          79%         194%          47%          88%
Net assets, end of period (in thousands)                    $2,303      $2,820       $2,710       $2,849       $3,242      $ 3,231
Ratios with reductions for fees paid indirectly:
 Net expenses                                                 0.78%**     0.72%        0.72%        0.66%        0.71%        0.73%
 Net investment income                                        0.44%**     0.52%        0.41%        1.02%        0.32%        0.25%

(a)  Amount rounds to less than $0.01 cent per share.
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at each end of each period.
**   Annualized
+    Ratio with no reduction for fees paid indirectly.


   The accompanying notes are an integral part of these financial statements.

Pioneer Growth Shares
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS 6/30/07 (unaudited)
--------------------------------------------------------------------------------

1. Organization and Significant Accounting Policies

Pioneer Growth Shares (the Fund) is a Delaware statutory trust registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The investment objective of the Fund is to seek appreciation of capital.

The Fund offers four classes of shares - Class A, Class B, Class C and Class Y shares. Class R shares were liquidated on February 1, 2007. As planned, on December 10, 2006 Investor Class shares converted to Class A shares. Each class of shares represents an interest in the same portfolio of investments of the Fund and has equal rights to voting, redemptions, dividends and liquidation, except that each class of shares can bear different transfer agent and distribution fees and has exclusive voting rights with respect to the distribution plans that have been adopted by Class A, Class B and Class C shareowners, respectively. There is no distribution plan for Class Y shares.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting period. Actual results could differ from those estimates.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors. Information regarding the Fund's principal risks are contained in the Fund's prospectus. Please refer to those documents when considering the Fund's risks.

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

Pioneer Growth Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

A.   Security Valuation

     Security transactions are recorded as of trade date. The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange
     (NYSE) is open, as of the close of regular trading on the NYSE. In computing the net asset value, securities are valued at the last sale price on the principal exchange where they are traded. Securities that have not traded on the date of valuation, or securities for which sale prices are not generally reported, are valued at the mean between the last bid and asked prices. Securities for which market quotations are not readily available are valued at their fair values as determined by, or under the direction of, the Board of Trustees. Trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. The Fund also may use the fair value of a security including a non-U.S. security when the closing market price on the principal exchange where the security is traded no longer reflects the value of the security. At June 30, 2007 there were no securities fair valued. Temporary cash investments are valued at cost which approximates market value.

     Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in exercise of reasonable diligence. Interest income is recorded on the accrual basis. Dividend and interest income are reported net of unrecoverable foreign taxes withheld at the applicable country rates.

     Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

B.   Federal Income Taxes

     It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required.

Pioneer Growth Shares
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS 6/30/07 (unaudited)                  (continued)
--------------------------------------------------------------------------------

     The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the sources of the Fund's distributions may be shown in the accompanying financial statements as either from or in excess of net investment income or net realized gain on investment transactions, or from paid-in capital, depending on the type of book/tax differences that may exist.

     The tax character of current year distributions payable will be determined at the end of the current fiscal year. There were no distributions paid during the year ended December 31, 2006.

     The following shows the components of accumulated losses on a federal income tax basis at December 31, 2006:

--------------------------------------------------------------------------------
                                                                      2006
--------------------------------------------------------------------------------
  Undistributed ordinary income                                 $           -
  Capital loss carryforward                                      (492,007,582)
  Unrealized appreciation                                          32,731,889
                                                                -------------
    Total                                                       $(459,275,693)
                                                                =============
--------------------------------------------------------------------------------

     The difference between book basis and tax basis unrealized appreciation is attributable to the tax deferral of losses on wash sales.

C.   Fund Shares

     The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredito Italiano S.p.A (UniCredito Italiano), earned $32,604 in underwriting commissions on the sale of Class A shares for the six months ended June 30, 2007.

D.   Class Allocations

     Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B and Class C shares of the Fund, respectively (see Note 4). Class Y shares are not subject to a distribution plan. Shareowners of each class share all expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services, which are allocated based on the number of accounts

Pioneer Growth Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     in each class and the ratable allocation of related out-of-pocket expenses (see Note 3). Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on their respective percentage of adjusted net assets at the beginning of the day. Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner, at the same time, and in the same amount, except that Class A, Class B, Class C and Class Y shares can bear different transfer agent and distribution fees.

E.   Securities Lending

     The Fund lends securities in the Portfolio to certain broker-dealers or other institutional investors, with the Fund's custodian acting as the lending agent. When entering into a loan, the Fund receives collateral, which is maintained by the custodian and earns income in the form of negotiated lenders' fees. The Fund also continues to receive interest or payments in lieu of dividends on the securities loaned. Gain or loss on the fair value of the loaned securities that may occur during the term of the loan will be for account of the Fund. The loans are secured by collateral of at least 102%, at all times, of the fair value of the securities loaned. The amount of the collateral will be adjusted daily to reflect any price fluctuation in the value of the loaned securities. The Fund has the right under the lending agreements to recover the securities from the borrower on demand. The Fund invests cash collateral in the Securities Lending Investment Fund, which is sponsored by Brown Brothers Harriman & Co., the Fund's custodian.

F.   Repurchase Agreements

     With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest received from counterparties, is required to be at least equal to or in excess of the value of the repurchase agreement at the time of purchase. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian, or subcustodians. The Fund's investment adviser, Pioneer Investment Management, Inc. (PIM), is responsible for determining that the value of the collateral remains at least equal to the repurchase price.

Pioneer Growth Shares
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS 6/30/07 (unaudited)                  (continued)
--------------------------------------------------------------------------------

2.   Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredito Italiano, manages the Fund's portfolio. Management fees are calculated daily at the annual rate of 0.70% of the Fund's average daily net assets up to $500 million; 0.65% of the next $500 million; and 0.625% of the excess over $1 billion. The basic fee is subject to a performance adjustment up to a maximum of +/-0.10% based on the Fund's Class A investment performance as compared with the Russell 1000 Growth Index over a rolling 36-month period. In addition the fee is further limited to a maximum annualized rate adjustment of +/-0.10% of the average daily net assets during the current month. On June 28, 2007, PIM made a voluntary capital contribution of $2,015,263 to the Fund to retroactively reflect a current revision in the management contract. For the six months ended June 30, 2007, the aggregate performance adjustment resulted in an increase to the basic fee of $7,884. The management fee was equivalent to 0.70% of the Fund's average daily net assets.

3.   Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredito Italiano, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates. Included in due to affiliates is $300,510 in transfer agent fees payable to PIMSS at June 30, 2007.

4.   Distribution and Service Plans

The Fund adopted a Plan of Distribution for each class of shares (Class A Plan, Class B Plan and Class C Plan) in accordance with Rule 12b-1 of the Investment Company Act of 1940. Pursuant to the Class A Plan, the Fund pays PFD a service fee of up to 0.25% of the average daily net assets attributable to Class A shares in reimbursement of its actual expenditures to finance activities primarily intended to result in the sale of Class A shares. Pursuant to the Class B Plan and the Class C Plan, the Fund pays PFD 1.00% of the average daily net assets attributable to each class of shares. The fee consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B and Class C shares. Included in due to affiliates is $10,596 in distribution fees payable to PFD at June 30, 2007.

Pioneer Growth Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

In addition, redemptions of each class of shares (except Class Y shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 18 months of purchase. Class B shares that are redeemed within five years of purchase are subject to a CDSC at declining rates beginning at 4.00%, based on the lower of cost or market value of shares being redeemed. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00%. Proceeds from the CDSCs are paid to PFD. For the six months ended June 30, 2007, CDSCs in the amount of $58,381 were paid to PFD.

5.   Commission Recapture and Expense Offset Arrangements

The Fund has entered into commission recapture arrangements with brokers with whom PIM places trades on behalf of the Fund where they provide services to the Fund in addition to trade execution. These services included payments of certain expenses on behalf of the Fund. For the six months ended June 30, 2007, expenses were reduced by $4,137 under this agreement. In addition, the Fund has entered into certain expense offset arrangements with PIMSS resulting in a reduction in the Fund's total expenses due to interest earned on cash held by PIMSS. For the six months ended June 30, 2007, the Fund's expenses were reduced by $66,055 under such arrangements.

6.   Line Of Credit Facility

The Fund, along with certain others in the Pioneer Family of Funds (the Funds), collectively participate in a $200 million committed, unsecured revolving line of credit facility. Borrowings are used solely for temporary or emergency purposes. The Fund may borrow up to the lesser of $200 million or the limits set by its prospectus for borrowings. Interest on collective borrowings is payable at the Federal Funds Rate plus 1/2% on an annualized basis. The Funds pay an annual commitment fee for this facility. The commitment fee is allocated among such Funds based on their respective borrowing limits. For the six months ended June 30, 2007, the Fund had no borrowings under this agreement.

Pioneer Growth Shares
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS 6/30/07 (unaudited)                  (continued)
--------------------------------------------------------------------------------

7.   New Pronouncements

In addition, in September 2006, Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157), was issued and is effective for fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Management is currently evaluating the impact the adoption of SFAS 157 will have on the Fund's financial statement disclosures.

8.   Subsequent Event

A proposal to reorganize Pioneer Growth Shares into Pioneer Independence Fund is being submitted for approval by shareholders of Pioneer Growth Shares at a meeting anticipated to be held in the fourth quarter of 2007. If approved by the shareholders of Pioneer Growth Shares, the reorganization is expected to close as soon as possible thereafter. There can be no assurance that the reorganization will be approved or, if approved, completed. Each fund's Trustees approved the proposed reorganization on July 10, 2007 and determined that it is in the best interests of the shareholders of both funds. The proposed reorganization is expected to qualify as a tax-free reorganization, which means that the reorganization will result in no income, gain or loss being recognized for federal income tax purposes by either fund or their shareholders as a direct result of the reorganization.

Pioneer Growth Shares
--------------------------------------------------------------------------------
TRUSTEES, OFFICERS AND SERVICE PROVIDERS
--------------------------------------------------------------------------------

Trustees                                 Officers
John F. Cogan, Jr., Chairman             John F. Cogan, Jr., President
David R. Bock                            Daniel K. Kingsbury, Executive
Mary K. Bush                               Vice President
Margaret B.W. Graham                     Vincent Nave, Treasurer
Daniel K. Kingsbury                      Dorothy E. Bourassa, Secretary
Thomas J. Perna
Marguerite A. Piret
Stephen K. West
John Winthrop

Investment Adviser and Administrator
Pioneer Investment Management, Inc.

Custodian
Brown Brothers Harriman & Co.

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Wilmer Cutler Pickering Hale and Dorr LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at www.pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at http://www.sec.gov.


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HOW TO CONTACT PIONEER
--------------------------------------------------------------------------------

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:

Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                                1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                             1-800-225-4321

Retirement plans information                                     1-800-622-0176

Telecommunications Device for the Deaf (TDD)                     1-800-225-1997

Write to us:

PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free fax                                                1-800-225-4240

Our internet e-mail address                  ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)

Visit our web site:                                  www.pioneerinvestments.com

Before investing consider the Fund's investment objectives, risks, charges and expenses. Contact your advisor or Pioneer Investments for a prospectus containing this information. Read it carefully.

The Fund files a complete statement of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.